Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of Beverly National Corporation of our report dated January 10, 2005.

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 25, 2005